EXHIBIT 23




                          INDEPENDENT AUDITORS' CONSENT











To the Board of Directors and Shareholders of Homeland Bankshares Corporation
Waterloo, Iowa


We consent to the incorporation by reference in Registration Statement No. 33-14211 on Form S-8 and Registration Statement No. 33-88830 on Form S-3 of our report dated January 17, 1996 appearing in in the Annual Report on Form 10-K of Homeland Bankshares Corporation for the year ended December 31, 1995.




/S/Deloitte & Touche LLP
---------------------------
Deloitte & Touche LLP
Des Moines, Iowa
March 19, 1996